Exhibit 99.1

Inseego Reports Fourth Quarter and Full-Year 2025 Financial Results

Q4 2025 revenue of $48.4 million, third consecutive quarter of sequential growth

Q4 2025 Adjusted EBITDA* of $6.0 million and 12.4% margin and GAAP Net Income of $0.5 million

Eliminated all outstanding Preferred Stock at 38% Discount

SAN DIEGO—February 19, 2026—Inseego Corp. (Nasdaq: INSG) (the “Company”), a global leader in 5G mobile broadband and 5G fixed wireless access (FWA) solutions, today reported its results for the fourth quarter and full year ended December 31, 2025.

“Q4 was another strong quarter for Inseego, capping a year of strategic growth and disciplined execution,” said Juho Sarvikas, CEO of Inseego. “We exited 2025 with a higher-quality and more diversified revenue base, highlighted by key wins with all three U.S. Tier-1 carriers. Entering 2026, we have our broadest product portfolio ever aligned with all three Tier-1 carriers and a growing partner ecosystem. As we invest in these new products and initiatives, we’re encouraged to be well-positioned to execute against a significantly expanded opportunity as launches and carrier programs ramp through the year.”

Steven Gatoff, CFO of Inseego, added: “We delivered another quarter of sequential growth, with revenue and adjusted EBITDA both exceeding guidance. Strong gross margins, disciplined expense management, and effective working capital management drove meaningful operating leverage. In January, we were pleased to retire our Preferred Stock at a 38% discount to its aggregate liquidation preference, further strengthening the balance sheet and increasing stockholder value.”

Q4 2025 Financial Highlights

•	Total revenue for Q4 2025 was $48.4 million, up 5.5% sequentially.

•	Mobile solutions revenue was $20.4 million, up 27.4% sequentially.

•	Adjusted EBITDA* for Q4 2025 was $6.0 million and a margin of 12.4%, up 4.5% sequentially. GAAP Net Income was $0.5 million.

•	GAAP gross margin for Q4 2025 was 42.2%, the Company’s fourth consecutive quarter with gross margin exceeding 40%.

Business Highlights

•	Announced in January that AT&T Business selected the Inseego FX4200 as part of its portfolio of fixed wireless device offerings. AT&T placed an initial stocking order in December 2025, and sales are anticipated to begin ramping in earnest in the first half of 2026 as the program comes online.

•	Announced in February that Verizon Business added the Inseego FX 4200 series to its 5G Business Internet FWA portfolio. Verizon placed an initial stocking order in December 2025, and sales are expected to begin ramping in earnest in the first half of 2026 as the program comes online.

•	With the announcements above, all three U.S. Tier-1 carriers have now chosen Inseego to support their enterprise FWA offerings. This level of alignment is a strong endorsement of our technology and strategy, and it positions Inseego as a key partner as carriers look to scale Fixed Wireless Access as a core enterprise connectivity solution.

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•	Saw continued traction in the channel across both Mobile and Fixed Wireless Access, with wins spanning SSPs, industrial automation, regional fixed wireless providers, healthcare and public safety. These deployments included a mix of established and newer products, from MiFi X Pro mobility solutions bundled with Inseego Connect to FX and FW series devices supporting last-mile broadband, demonstrating growing diversity in both use cases and portfolio adoption across our channel.

•	Deepened our channel reach by onboarding new partners, including signing partnership agreements with three of the largest global IT resellers, CDW, Insight, and SHI. Also secured initial FX4200 stocking orders from leading distributors, including Get Wireless, TD Synnex, and Vertex Wireless.

•	In January 2026, eliminated 100% of the Company’s Preferred Stock, which had a liquidation preference of $42m as of December 31, 2025, in exchange for $26m of aggregate consideration, representing a 38% discount, and consisting of $10m in cash, $8m of the Company’s existing 9.0% Senior Secured Notes due 2029, and approximately 767,00 shares of the Company’s common stock.

Upcoming Investor Events

Inseego management will be participating in the following upcoming investor events:

•	March 2-5, 2026 – Mobile World Congress (Barcelona, Spain)

•	March 24, 2026 – Roth Capital 38th Annual Conference (Dana Point, CA)

Q1 and Full-Year 2026 Guidance

On its February 19, 2026 earnings call, the Company issued the following financial guidance for the first quarter and full-year of 2026:

–	Q1 2026 total revenue in the range of $33.0 million to $36.0 million.

–	Q1 2026 Adjusted EBITDA* in the range of $1.0 million to $2.0 million.

–	Full-year 2026 total revenue of approximately $190 million.

The Company’s financial guidance does not include any potential impact of the evolving tariff environment.

Conference Call Information

Inseego will host a conference call and live webcast today at 5:00 p.m. ET. A Q&A session will be held live directly after the prepared remarks. To access the conference call:

•	Online, visit https://investor.inseego.com/events-presentations

•	Those without internet access or unable to pre-register may dial in by calling:

•	In the United States, call 1-844-282-4463

•	International parties can access the call at 1-412-317-5613

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An audio replay of the conference call will be available one hour after the call through March 5, 2026. To hear the replay, parties in the United States may call 1-855-669-9658 and enter access code 9202047 followed by the # key. International parties may call 1-412-317-0088. In addition, the Inseego Corp. press release will be accessible from the Company's website before the conference call begins.

*Adjusted EBITDA is a non-GAAP financial measure. See “Non-GAAP Financial Measures” below for more information, and the tables at the end of this release for a reconciliation to the closest GAAP measure.

About Inseego Corp.

Inseego Corp (Nasdaq: INSG) is a leading provider of cloud-managed, wireless broadband connectivity solutions. Inseego’s comprehensive hardware portfolio, combined with its Software-as-a-Service (SaaS) platform for device, network, and subscriber management, enables seamless business connectivity and simplifies subscription management, wireless deployments, and network operations for Fixed Wireless Access (FWA), IoT, and mobile networking. As an early pioneer in mobile broadband and a leading innovator in 5G for business, Inseego has delivered over 10 generations of solutions that provide unmatched speed, security, and reliability for businesses, government agencies, and educational institutions. For more information about Inseego, visit www.inseego.com.

Cautionary Note Regarding Forward-Looking Statements

Some of the information presented in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements often address expected future business and financial performance and often contain words such as “may,” “estimate,” “anticipate,” “believe,” “expect,” “intend,” “plan,” “project,” “will” and similar words and phrases indicating future results. The information presented in this news release related to our financial guidance, future business outlook, the future demand for our products, and other statements that are not purely historical facts are forward-looking. These forward-looking statements are based on management’s current expectations, assumptions, estimates, and projections. They are subject to significant risks and uncertainties that could cause results to differ materially from those anticipated in such forward-looking statements. We, therefore, cannot guarantee future results, performance, or achievements. Actual results could differ materially from our expectations.

Factors that could cause actual results to differ materially from the Company’s expectations include: (1) the Company’s dependence on a small number of customers for a substantial portion of our revenues; (2) the future demand for wireless broadband access to data and device management software and services and our ability to accurately forecast; (3) the growth of wireless wide-area networking and device management software and services; (4) customer and end-user acceptance of the Company’s current product and service offerings and market demand for the Company’s anticipated new product and service offerings; (5) our ability to develop sales channels and to onboard channel partners; (6) increased competition and pricing pressure from participants in the markets in which the Company is engaged; (7) dependence on third-party manufacturers and key component suppliers worldwide; (8) the impact of fluctuations of foreign currency exchange rates; (9) the impact of supply chain challenges on our ability to source components and manufacture our products; (10) unexpected liabilities or expenses; (11) the Company’s ability to introduce new products and services in a timely manner, including the ability to develop and launch 5G products at the speed and functionality required by our customers; (12) litigation, regulatory and IP developments related to our products or components of our products; (13) the Company’s ability to raise additional financing when the Company requires capital for operations or to satisfy corporate obligations; (14) the Company’s plans and expectations relating to acquisitions, divestitures, strategic relationships, international expansion, software and hardware developments, personnel matters, and cost containment initiatives, including restructuring activities and the timing of their implementations; (15) the global semiconductor shortage and any related price increases or supply chain disruptions, (16) the potential impact of COVID-19 or other global public health emergencies on the business, (17) the impact of high rates of inflation and rising interest rates, (18) the impact of import tariffs on our materials and products, and (19) the impact of geopolitical instability on our business.

These factors, as well as other factors set forth as risk factors or otherwise described in the reports filed by the Company with the SEC (available at www.sec.gov), could cause results to differ materially from those expressed in the Company’s forward-looking statements. The Company assumes no obligation to update publicly any forward-looking statements, even if new information becomes available or other events occur in the future, except as otherwise required under applicable law and our ongoing reporting obligations under the Securities Exchange Act of 1934, as amended.

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Non-GAAP Financial Measures

Inseego Corp. has provided financial information in this press release that has not been prepared in accordance with GAAP. Non-GAAP net income (loss) and non-GAAP net income (loss) per share, for example, exclude the impact of share-based compensation expense, impairment of capitalized software, amortization of intangible assets purchased through acquisitions, and other non-recurring gains and losses. Adjusted EBITDA, in addition to those items excluded from non-GAAP net income (loss), excludes all interest expense, taxes, depreciation, amortization, and other non-operating income/expense.

Non-GAAP net income (loss), non-GAAP net income (loss) per share, and Adjusted EBITDA are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. These non-GAAP financial measures have limitations as an analytical tool. They are not intended to be used in isolation or as a substitute for cost of revenues, operating expenses, net income (loss), net income (loss) per share or any other performance measure determined in accordance with GAAP. We present these non-GAAP financial measures because we consider them to be an important supplemental performance measure.

We use these non-GAAP financial measures to make operational decisions, evaluate our performance, prepare forecasts and determine compensation. Further, management and investors benefit from referring to these non-GAAP financial measures in assessing our performance when planning, forecasting and analyzing future periods. Share-based compensation expenses are expected to vary depending on the number of new incentive award grants issued to both current and new employees, the number of such grants forfeited by former employees, and changes in our stock price, stock market volatility, expected option term and risk-free interest rates, all of which are difficult to estimate. In calculating non-GAAP financial measures, we exclude certain non-cash and one-time items to facilitate comparability of our operating performance on a period-to-period basis because such expenses are not, in our view, related to our ongoing operational performance. We use this view of our operating performance to compare it with the business plan and individual operating budgets and in the allocation of resources.

We believe that these non-GAAP financial measures are helpful to investors in providing greater transparency to the information used by management in its operational decision-making. The Company believes that using these non-GAAP financial measures also facilitates comparing our underlying operating performance with other companies in our industry, which use similar non-GAAP financial measures to supplement their GAAP results.

In the future, we expect to continue to incur expenses similar to the non-GAAP adjustments described above, and the exclusion of these items in the presentation of our non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent, or non-recurring. Investors and potential investors are cautioned that material limitations are associated with using non-GAAP financial measures as an analytical tool. The limitations of relying on non-GAAP financial measures include, but are not limited to, the fact that other companies, including other companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting their usefulness as a comparative tool.

Investors and potential investors are encouraged to review the reconciliation of our non-GAAP financial measures in this press release with our GAAP financial results.

Investor Relations Contact:

Matt Glover, Gateway Group: (949) 574-3860

IR@inseego.com

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INSEEGO CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenues:
Mobile solutions	$20,429	$25,499	$67,928	$98,930
Fixed wireless access solutions	15,687	10,427	49,751	47,649
Product revenues	36,116	35,926	117,679	146,579
Software services and other	12,283	12,161	48,509	44,665
Total revenues	48,399	48,087	166,188	191,244
Cost of revenues:
Product	26,509	28,578	89,523	115,390
Software services and other	1,476	1,565	5,669	7,057
Total cost of revenues	27,985	30,143	95,192	122,447
Gross profit	20,414	17,944	70,996	68,797
Operating costs and expenses:
Research and development	5,568	5,564	19,801	20,596
Sales and marketing	5,315	3,775	17,398	15,951
General and administrative	5,879	4,545	20,761	17,240
Depreciation and amortization	2,347	2,270	8,336	12,368
Impairment of capitalized software	–	–	384	927
Total operating costs and expenses	19,109	16,154	66,680	67,082
Operating income	1,305	1,790	4,316	1,715
Other income (expense):
Loss on debt restructurings, net	–	(16,541)	–	(2,851)
Loss on extinguishment of revolving credit facility	–	–	–	(788)
Interest expense	(927)	(1,220)	(3,771)	(10,906)
Other income (expense), net	126	14	737	(850)
Income (loss) before income taxes	504	(15,957)	1,282	(13,680)
Income tax provision	35	518	44	689
Income (loss) from continuing operations	469	(16,475)	1,238	(14,369)
Income (loss) from discontinued operations, net of tax	–	15,909	(400)	18,941
Net income	469	(566)	838	4,572
Preferred stock dividends	(924)	(844)	(3,574)	(3,269)
Net income (loss) attributable to common stockholders	$(455)	$(1,410)	$(2,736)	$1,303
Per share data:
Net earnings (loss) per share:
Basic and diluted:
Continuing operations	$(0.03)	$(1.23)	$(0.15)	$(1.41)
Discontinued operations	–	1.13	(0.03)	1.51
Basic earnings (loss) per share (*)	$(0.03)	$(0.10)	$(0.18)	$0.10
Weighted-average shares used in computation of net earnings (loss) per share:
Basic and diluted (*)	15,181,439	14,032,056	15,129,030	12,535,756
Diluted

(*) Adjusted retroactively for reverse stock split that occurred on January 24, 2024, see Note 1. Rounding may affect summation.

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INSEEGO CORP.

CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	December 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$24,886	$39,596
Accounts receivable, net	25,086	13,803
Inventories	7,726	13,575
Prepaid expenses and other current assets	6,389	5,926
Total current assets	64,087	72,900
Property, plant and equipment, net	1,087	1,102
Intangible assets, net	20,676	18,747
Goodwill	3,949	3,949
Operating lease right-of-use assets	3,451	2,855
Other assets	557	446
Total assets	$93,807	$99,999
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$23,583	$18,433
Accrued expenses and other current liabilities	24,856	30,133
2025 Convertible Notes, net	–	14,905
Total current liabilities	48,439	63,471
Long-term liabilities:
Operating lease liabilities	2,910	2,627
Deferred tax liabilities, net	186	174
2029 Senior Secured Notes, net	41,611	41,830
Other long-term liabilities	4,705	4,755
Total liabilities	97,851	112,857
Commitments and contingencies
Stockholders’ deficit:
Preferred stock (aggregate liquidation preference of $41,966 as of December 31, 2025)	–	–
Common stock	15	15
Additional paid-in capital	903,899	892,534
Accumulated other comprehensive loss	403	218
Accumulated deficit	(908,361)	(905,625)
Total stockholders’ deficit	(4,044)	(12,858)
Total liabilities and stockholders’ deficit	$93,807	$99,999

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INSEEGO CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Year Ended December 31,
	2025	2024
Cash flows from operating activities:
Net income	$838	$4,572
Adjustments to reconcile Net income (loss) to net cash provided by operating activities
(Income) loss from discontinued operations, net of tax	400	(18,941)
Depreciation and amortization	8,447	12,529
Provision for expected credit losses	337	216
Impairment of capitalized software	384	927
Gain on early lease termination	(443)	–
Provision for excess and obsolete inventory	(1,599)	(54)
Impairment of operating lease right-of-use assets	–	138
Share-based compensation expense	7,441	3,824
Amortization (accretion) of debt discount/premium and debt issuance costs, net	(175)	4,399
Loss on extinguishment of revolving credit facility	–	788
Loss on debt restructuring, net	–	2,851
Deferred income taxes	12	62
Non-cash operating lease expense	986	1,035
Other	35	–
Changes in assets and liabilities, net of effects of divestiture:
Accounts receivable	(11,620)	4,670
Inventories	7,448	6,923
Prepaid expenses and other assets	(1,284)	(71)
Accounts payable	3,677	(6,947)
Accrued expenses other liabilities	(5,605)	10,966
Operating lease liabilities	(1,176)	(1,230)
Operating cash flows from continuing operations	8,103	26,657
Operating cash flows from discontinued operations	(908)	6,862
Net cash provided by operating activities	7,195	33,519
Cash flows from investing activities:
Purchases of property, plant and equipment	(661)	(100)
Additions to capitalized software development costs and purchases of intangible assets	(8,616)	(4,961)
Investing cash flows from continuing operations	(9,277)	(5,061)
Investing cash flows from discontinued operations	710	48,092
Net cash provided by (used in) investing activities	(8,567)	43,031
Cash flows from financing activities:
Proceeds from the exercise of warrants to purchase common stock	976	–
Proceeds from stock option exercises and ESPP	542	20
Repayments of 2025 Convertible Notes	(14,949)	(33,769)
Proceeds from issuance of short-term loan and warrants, net of issuance costs	–	19,350
Repayments on short-term loan	–	(19,500)
Net repayments on asset-backed revolving credit facility	–	(4,882)
Financing cash flows from continuing operations	(13,431)	(38,781)
Financing cash flows from discontinued operations	–	–
Net cash used in financing activities	(13,431)	(38,781)
Effect of exchange rates on cash	93	(582)
Net increase (decrease) in cash, cash equivalents and restricted cash	(14,710)	37,187
Cash, cash equivalents and restricted cash, beginning of period	39,596	2,409
Cash, cash equivalents and restricted cash, end of period	$24,886	$39,596

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INSEEGO CORP.

Supplemental Reconciliations of GAAP to Non-GAAP Financial Measures

(In thousands, except share and per share data)

(Unaudited)

	Q4 2025	Q3 2025	Q2 2025	Q1 2025	Q4 2024	Q3 2024	Q2 2024	Q1 2024
GAAP Income (Loss) from continuing operations	$469	$1,432	$507	$(1,170)	$(16,475)	$7,543	$79	$(5,516)
Share-based compensation expense	2,335	1,850	1,654	1,601	1,109	1,193	834	687
Impairment of capitalized software	–	–	–	384	–	507	–	420
Gain on early lease termination	–	(443)	–	–	–	–	–	–
Impairment of operating lease right-of-use assets	–	–	–	–	–	139	–	–
Purchased intangible amortization	–	–	–	316	330	330	330	330
Debt restructuring costs	–	–	–	–	201	669	452	–
Divestiture related costs	–	–	–	–	–	–	–	–
Loss on extinguishment of revolving credit facility	–	–	–	–	–	–	788	–
Gain/(loss) on debt restructurings, net	–	–	–	–	16,541	(12,366)	(1,324)	–
Non-GAAP net income (loss)	2,804	2,839	2,161	1,131	1,706	(1,985)	1,159	(4,079)
Depreciation and amortization[1]	2,368	2,189	1,792	1,782	1,978	2,863	3,361	3,007
Interest expense	927	885	933	1,026	1,220	5,731	1,776	2,179
Other (income) expense, net	(126)	(126)	(182)	(303)	(14)	72	417	375
Income tax provision (benefit)	35	(36)	22	23	518	36	118	17
Adjusted EBITDA	$6,008	$5,751	$4,726	$3,659	$5,408	$6,717	$6,831	$1,499

1 Excluding purchased intangible amortization

	Q4 2025	Q3 2025	Q2 2025	Q1 2025	Q4 2024	Q3 2024	Q2 2024	Q1 2024
INCOME (LOSS) PER DILUTED SHARE:
GAAP income (loss) from continuing operations per diluted share[2]	$(0.03)	$0.03	$(0.03)	$(0.14)	$(1.23)	$(0.16)	$(0.06)	$(0.53)
Share-based compensation expense	0.15	0.12	0.11	0.10	0.07	0.10	0.07	0.06
Impairment of capitalized software	–	–	–	0.03	–	0.04	–	0.04
Gain on early lease termination	–	(0.03)	–	–	–	–	–	–
Impairment of operating lease right-of-use assets	–	–	–	–	–	0.01	–	–
Purchased intangibles amortization	–	–	–	0.02	0.02	0.03	0.03	0.03
Debt restructuring costs	–	–	–	–	0.01	0.05	0.04	–
Loss on extinguishment of revolving credit facility	–	–	–	–	–	–	0.07	–
Gain/(loss) on debt restructurings, net	–	–	–	–	1.12	(1.00)	(0.11)	–
Non-GAAP net income (loss) per diluted share[2,3]	$0.12	$0.12	$0.08	$0.02	$0.06	$(0.95)	$0.03	$(0.41)

Shares used in computing GAAP income (loss) from continuing operations per diluted share	15,181,439	15,522,042	15,023,832	15,002,003	14,032,056	13,218,293	11,894,746	11,879,719
Shares used in computing non-GAAP net income (loss) per diluted share	15,671,835	15,522,042	15,147,769	15,328,069	14,792,934	12,336,503	11,996,070	11,879,719

2 Includes the impact of preferred stock dividends

3 The per share reconciliation of GAAP to non-GAAP may not aggregate due to both calculations utilizing a different share basis. The loss per diluted share calculation uses a lower share count as it excludes potentially dilutive shares included in the net income per diluted share calculation.

See “Non-GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.

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